EXHIBIT 99.2

CONTACTS:
Ann Parker
Director of Corporate Communications
LodgeNet Entertainment Corporation
605-988-1000
communications@lodgenet.com
LODGENET TO PRESENT AT THE 15TH ANNUAL
CIBC GAMING, LODGING & LEISURE FORUM
Company Will Reaffirm Guidance and Discuss Positive Revenue Trends
     New York, NY – March 1, 2006 – LodgeNet Entertainment Corporation (NASDAQ: LNET), the world’s largest provider of interactive television and broadband solutions to hotels, will be reaffirming its first quarter 2006 financial guidance during a presentation tomorrow at the 15th Annual CIBC Gaming, Lodging & Leisure Forum.
     LodgeNet President & CEO Scott C. Petersen will comment on how the positive trend for movie revenue experienced in the fourth quarter of 2005 is continuing into January and February of this year. Petersen will state that he believes the trend is in part attributable to a more popular line-up of Hollywood titles as well as the increased penetration of the Company’s higher revenue-producing digital network, now serving nearly 65% of LodgeNet Guest Pay rooms. In addition, Petersen will speak to the advanced merchandising and marketing capabilities made possible by the Company’s LodgeNet Media Management System.
     With regard to the first quarter of 2006, LodgeNet continues to expect revenue to be in a range from $68.0 million to $70.0 million and operating income from $5.0 million to $6.0 million. Adjusted Operating Cash Flow is expected to be in a range from $22.5 million to $23.5 million. Net loss is expected to be $(2.0) million to $(1.0) million or earnings per share of $(0.11) to $(0.05).
About LodgeNet
     LodgeNet Entertainment Corporation (www.lodgenet.com) is the world’s largest provider of interactive television and broadband solutions to hotels throughout the United States and Canada as well as select international markets. These services include on-demand movies, music and music videos, on-demand videogames, Internet on television, and television on-demand programming, as well as high-speed Internet access, all designed to serve the needs of the lodging industry and the traveling public. LodgeNet provides service to more than one million interactive guest pay rooms and serves more than 6,000 hotel properties worldwide. LodgeNet estimates that during 2005 approximately 300 million travelers had access to LodgeNet’s interactive television systems. In addition, LodgeNet is a leading innovator in the delivery of on-demand patient education, information and entertainment to healthcare facilities. LodgeNet is listed on NASDAQ and trades under the symbol LNET.
Forward-Looking Statement
     Certain statements in this press release constitute “forward-looking statements”. When used in this press release, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, including the effects of international crises, acts of terrorism and public health issues, competition, demand for our products and services, programming availability, timeliness and quality, technological developments by competitors, developmental costs, difficulties and delays, relationships with clients and property owners, the availability of capital to finance growth, the impact of government regulations, potential effects of litigation, risks of expansion into new markets, risks related to the security of our data systems, and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
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